                                                                    EXHIBIT 7.2

                               IRREVOCABLE PROXY

         This Irrevocable Proxy (this "Proxy") is entered into and delivered as of February 27, 1997, by the undersigned stockholders of Production Operators Corp, a Delaware corporation (the "Stockholders"), in favor of Camco International Inc., a Delaware corporation ("Camco").

                                    RECITALS

         As of the date of this Proxy, each Stockholder owns beneficially and of record such number of shares of common stock, par value $1.00 per share ("Company Common Stock"), of Production Operators Corp, a Delaware corporation (the "Company"), as is set forth next to such Stockholder's name on the signature page hereof. All such shares, together with any shares acquired by any Stockholder prior to the termination of this Proxy, are sometimes referred to herein as the "Shares".

         On the date hereof, Camco, Plane Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Camco ("Mergersub"), and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the "Merger Agreement"), which provides for the merger of Mergersub with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Camco.

         Camco has required, in connection with its execution and delivery of the Merger Agreement that each Stockholder grant Camco a proxy to vote such Stockholder's Shares on the terms set forth below.

                                 TERMS OF PROXY

         In consideration of the mutual representations, warranties, covenants and agreements set forth in the Merger Agreement and in order to induce Camco to execute and deliver the Merger Agreement, and, in each case, to consummate the transactions contemplated hereby, the parties hereto hereby agree as follows:


                                   ARTICLE I

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

Stockholder hereby represents and warrants to Camco as follows:

         1.1 Authorization. Each Stockholder is either a trust or other entity, validly existing and in good standing under the laws of its state of formation or an individual residing in the United States. Each Stockholder has the power and authority to execute and deliver this Proxy and to consummate the transactions contemplated hereby. Each Stockholder has taken all necessary actions to authorize the execution, delivery and performance of this Proxy and the grant of the rights covered hereby. This Proxy has been duly executed and delivered by and on behalf of each Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

         1.2 Title to Shares. Each Stockholder is the record and beneficial owner of the Shares and owns the Shares free and clear of liens, claims, charges, options or encumbrances or other rights of third parties of any kind or any proxy or voting restriction other than that granted pursuant to this Proxy.


                                   ARTICLE II

                         TRANSFER AND VOTING OF SHARES

         2.1 Restriction on Transfer of Shares. During the Term (as defined below), no Stockholder shall (a) sell, transfer, pledge, grant a security interest in or lien on or otherwise dispose of or encumber any of the Shares,
(b) deposit any of the Shares into a voting trust, enter into a voting agreement or arrangement or grant any proxy with respect to any of the Shares, or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer, pledge, grant of a security interest in or lien on or other disposition of or encumbrance of the Shares.

         2.2 Voting of Shares. Each Stockholder hereby irrevocably constitutes and appoints Camco, or any nominee of Camco, with full power of substitution, during and for the Term, as such Stockholder's true and lawful attorney and proxy, for and in such Stockholder's name, place and stead, to vote each of such Stockholder's Shares as its proxy, at every annual, special or adjourned meeting of the stockholders of the Company (including the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Company that the law of the State of Delaware may permit or require) (i) in favor of the approval of the Merger Agreement and the consummation of all other transactions contemplated by the Merger Agreement,
(ii) against any takeover proposal (as defined in the Merger Agreement) involving the Company, or any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter relating to consummation of the transactions contemplated by the Merger Agreement. Each Stockholder further agrees to cause the Shares owned by such Stockholder beneficially to be voted in accordance with the foregoing.

         2.3 Further Assurances. Each Stockholder shall take such further actions and execute such further documents and instruments as may reasonably be requested by Camco to vest in Camco (or its designee) the power to vote such Stockholder's Shares and carry out the provisions of this Proxy.

         2.4 Term. The term of this Proxy (the "Term") shall commence on the date hereof and shall remain valid until the earlier of (a) consummation of the Merger, (b) termination of the Merger Agreement for any reason (other than pursuant to Section 8.2(b) of the Merger Agreement), or (c) one year from the date hereof. THIS PROXY IS IRREVOCABLE AND IS COUPLED WITH AN INTEREST.



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



                                  ARTICLE III

                               GENERAL PROVISIONS

         3.1 Severability. If any term or other provision of this Proxy is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Proxy shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, each Stockholder agrees to negotiate with Camco in good faith to modify this Proxy so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         3.2 Entire Agreement. This Proxy constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the Stockholders and Camco, with respect to the subject matter hereof.

         3.3 Assignment. This Proxy shall be binding upon Stockholder and such Stockholder's successors and assigns.

         3.4 Parties in Interest. This Proxy shall be binding upon and inure solely to the benefit of Camco, and nothing in this Proxy, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Proxy.

         3.5 Specific Performance. Each Stockholder agrees that irreparable damage would occur in the event any provision of this Proxy was not performed in accordance with the terms hereof and that Camco shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         3.6 Governing Law, Jurisdiction. This Proxy shall be governed by, and construed in accordance with the laws of the State of Delaware. Any legal actions, suit or proceeding arising out of or relative to this Proxy shall be instituted only in the state and federal courts situate in the States of Texas and Delaware, and each Stockholder hereby waives any objection which it may now or hereafter have to the laying of venue of such action, suit or proceeding in, and hereby irrevocably submits to the jurisdiction of, any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against each Stockholder if given by mail, postage, prepaid, mailed to such Stockholder at the Company's principal place of business.

         3.7 Counterparts. This Proxy may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each Stockholder has caused this Proxy to be duly executed and delivered as of the day and year first written above.

CARL W. KNOBLOCH, JR. TRUST                         CARLA KNOBLOCH 1980 TRUST
Number of Shares:  899,914                          Number of Shares:  100,624

By:      /s/ Carl W. Knobloch, Jr.                  By:      /s/ William R. Knobloch
         ---------------------------------                   -------------------------------
         Carl W. Knobloch, Jr., Trustee                      William R. Knobloch, Trustee

         /s/ Emily C. Knobloch
         ---------------------------------
         Emily C. Knobloch, Trustee                 EMILY J. KNOBLOCH 1981 TRUST
                                                    Number of Shares:  100,000

EMILY C. KNOBLOCH TRUST                             By:      /s/ William R. Knobloch
Number of Shares:  206,400                                   -------------------------------
                                                             William R. Knobloch, Trustee

By:      /s/ Carl W. Knobloch, Jr.
         ---------------------------------
         Carl W. Knobloch, Jr., Trustee             ELEANOR KNOBLOCH 1982 TRUST
                                                    Number of Shares:  100,000
         /s/ Emily C. Knobloch
         ---------------------------------
         Emily C. Knobloch, Trustee                 By:      /s/ William R. Knobloch
                                                             -------------------------------
                                                             William R. Knobloch, Trustee

CARLA KNOBLOCH 1969 TRUST
Number of Shares:  100,000                          CARL W. KNOBLOCH II TRUST
                                                    Number of Shares:  5,000
By:      /s/ William R. Knobloch
         ---------------------------------
         William R. Knobloch, Trustee               By:      /s/ Carl W. Knobloch, Jr.
                                                             -------------------------------
                                                             Carl W. Knobloch, Jr., Trustee

EMILY J. KNOBLOCH 1969 TRUST
Number of Shares:  100,000                          ELLEN K. STEINMETZ TRUST
                                                    Number of Shares:  5,000
By:      /s/ William R. Knobloch
         ---------------------------------
         William R. Knobloch, Trustee               By:      /s/ Carl W. Knobloch, Jr.
                                                             -------------------------------
                                                             Carl W. Knobloch, Jr., Trustee

ELEANOR KNOBLOCH 1969 TRUST
Number of Shares:  100,000                          WILLIAM R. KNOBLOCH III TRUST
                                                    Number of Shares:  5,000
By:      /s/ William R. Knobloch
         ---------------------------------
         William R. Knobloch, Trustee               By:      /s/ Carl W. Knobloch, Jr.
                                                             -------------------------------
                                                             Carl W. Knobloch, Jr., Trustee

LOUISE KNOBLOCH 1983 TRUST                       KNOBLOCH FAMILY, L.P.
Number of Shares:  201,000                       Number of Shares:  5,650

By:      /s/ Carl W. Knobloch, Jr.               By:      /s/ William R. Knobloch
         ---------------------------------                -------------------------------
         Carl W. Knobloch, Jr., Trustee                   William R. Knobloch, Jr., General
                                                          Partner
By:      /s/ William R. Knobloch
         ---------------------------------
         William R. Knobloch, Trustee
                                                 SYLVIA K. BROWN
                                                 Number of Shares:  6,486
CARL W. KNOBLOCH 1971 TRUST
Number of Shares:  22,500                        By:      /s/ William R. Knobloch
                                                          -------------------------------
                                                          William R. Knobloch, Trustee FBO
By:      /s/ Carl W. Knobloch, Jr.
         ---------------------------------
         Carl W. Knobloch, Jr., Trustee          By:      /s/ Emily C. Knobloch
                                                          -------------------------------
                                                          Emily C. Knobloch, Trustee FBO
By:      /s/ William R. Knobloch
         ---------------------------------
         William R. Knobloch, Trustee
                                                 EDWARD BROWN
                                                 Number of Shares:  8,000
WILLIAM R. KNOBLOCH 7/16/73 TRUST
Number of Shares:  5,000                         By:      /s/ William R. Knobloch
                                                          -------------------------------
                                                          William R. Knobloch, Trustee FBO
By:      /s/ Carl W. Knobloch, Jr.
         ---------------------------------
         Carl W. Knobloch, Jr., Trustee
                                                 SUSAN BROWN
By:      /s/ Audrey Knobloch                     Number of Shares:  8,862
         ---------------------------------
         Audrey Knobloch, Trustee
                                                 By:      /s/ William R. Knobloch
                                                          -------------------------------
                                                          William R. Knobloch, Trustee FBO
WILLIAM R. KNOBLOCH
Number of Shares:  39,024

By:      William R. Knobloch
         ---------------------------------
         William R. Knobloch



AGREED AND ACCEPTED:

CAMCO INTERNATIONAL INC.

By:      /s/ Ronald R. Randall
         ---------------------------------
         Ronald R. Randall
         Vice President and General Counsel





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